ENERGIZER HOLDINGS, INC.
                            ------------------------

                           DEFERRED COMPENSATION PLAN
                           --------------------------






                               TABLE  OF  CONTENTS

ARTICLE                                                          PAGE
---------                                                        ----

ARTICLE I
           INTRODUCTION                                             1
1.1        NAME OF PLAN/PURPOSE.                                    1
1.2        "TOP HAT" RETIREMENT BENEFIT PLAN.                       1
1.3        EFFECTIVE DATE.                                          1
1.4        ADMINISTRATION.                                          1
1.5        APPENDICES.                                              1
           ARTICLE II
           DEFINITIONS AND CONSTRUCTION                             1
2.1        DEFINITIONS.                                             1
2.2        NUMBER AND GENDER.                                       6
2.3        HEADINGS.                                                6
           ARTICLE III
           PARTICIPATION AND ELIGIBILITY                            7
3.1        ELIGIBILITY.                                             7
3.2        PARTICIPATION.                                           7
3.3        DURATION OF PARTICIPATION.                               7
           ARTICLE IV
           DEFERRAL AND MATCHING CONTRIBUTIONS                      8
4.1        DEFERRALS BY PARTICIPANTS.                               8
4.2        EFFECTIVE DATE OF DEFERRED COMPENSATION AGREEMENT.       8
4.3        MODIFICATION OR REVOCATION OF ELECTION OF PARTICIPANT.   8
4.4        MATCHING CONTRIBUTIONS.                                  8
4.5        MANDATED DEFERRALS.                                      9
           ARTICLE V
           VESTING                                                 10
5.1        VESTING IN BASE SALARY DEFERRALS, BONUS DEFERRALS,
           DIRECTOR FEE DEFERRALS AND RALSTON PLAN ACCOUNT.        10
5.2        VESTING IN MATCHING CONTRIBUTIONS.                      10
5.3        DEFERRAL PERIODS.                                       10
           ARTICLE VI
           ACCOUNTS                                                11
6.1        ESTABLISHMENT OF BOOKKEEPING ACCOUNTS.                  11
6.2        SUBACCOUNTS.                                            11
6.3        INVESTMENT OF ACCOUNTS.                                 11
6.4        HYPOTHETICAL NATURE OF ACCOUNTS.                        12
           ARTICLE VII
           PAYMENT OF ACCOUNT                                      13
7.1        TIMING OF DISTRIBUTION OF BENEFITS.                     13
7.2        ADJUSTMENT FOR INVESTMENT GAINS AND LOSSES
           UPON A DISTRIBUTION.                                    13
7.3        FORM OF PAYMENT OR PAYMENTS.                            13
7.4        DEATH BENEFITS                                          14
7.5        DESIGNATION OF BENEFICIARIES.                           14
7.6        UNCLAIMED BENEFITS.                                     14
7.7        WITHDRAWAL.                                             15
           ARTICLE VIII
           ADMINISTRATION                                          16
           ARTICLE IX
           AMENDMENT AND TERMINATION                               17
           ARTICLE X
           GENERAL PROVISIONS                                      18
10.1       NON-ALIENATION OF BENEFITS.                             18
10.2       CONTRACTUAL RIGHT TO BENEFITS FUNDING.                  18
10.3       INDEMNIFICATION AND EXCULPATION.                        18
10.4       NO EMPLOYMENT AGREEMENT.                                18
10.5       CLAIMS FOR BENEFITS.                                    19
10.6       SUCCESSOR TO COMPANY.                                   19
10.7       SEVERABILITY.                                           19
10.8       TRANSFER AMONG AFFILIATES.                              19
10.9       ENTIRE PLAN.                                            20
10.10      PAYEE NOT COMPETENT.                                    20
10.11      TAX WITHHOLDING.                                        20
10.12      GOVERNING LAW.                                          20

                            ENERGIZER HOLDINGS, INC.
                           DEFERRED COMPENSATION PLAN


                                    ARTICLE I

                                  INTRODUCTION


1.1     NAME  OF  PLAN/PURPOSE.

          ENERGIZER HOLDINGS, INC. ("Company") hereby establishes the ENERGIZER HOLDINGS, INC. DEFERRED COMPENSATION PLAN ("Plan") which Plan is an unfunded deferred compensation plan for the benefit of certain designated management or highly compensated employees and Directors of the Company and its Subsidiaries. This Plan is intended to provide, in part, certain eligible employees and Directors of the Company and its Subsidiaries the opportunity to defer elements of their compensation or fees and to receive the benefit of additions to their deferrals.

1.2     "TOP  HAT"  RETIREMENT  BENEFIT  PLAN.

          The Plan is intended to be a nonqualified unfunded deferred compensation plan. The Plan is maintained for Directors and for a select group of management or highly compensated employees and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan is not intended to qualify under Code Section 401(a).

1.3     EFFECTIVE  DATE.

          The  Plan  is  effective  as  of  April  1,  2000.

1.4     ADMINISTRATION.

          The Plan shall be administered by the Committee described in Article VIII.

1.5     APPENDICES.

          The Plan may be amplified or modified from time to time by Appendices. Each Appendix forms a part of the Plan and its provisions shall supersede Plan provisions as necessary to eliminate any inconsistencies.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION


2.1     DEFINITIONS.

          For purposes of the Plan, the following words and phrases, whether or not capitalized, shall have the respective meanings set forth below, unless the context clearly requires a different meaning:

          (a) "ACCOUNT" means the bookkeeping account maintained on behalf of each Participant pursuant to Article VI that is credited with Base Salary Deferrals, Bonus Deferrals, Matching Contributions, and Director Fee Deferrals pursuant to Article IV and amounts credited to the Ralston Plan Account, and the earnings and losses on such amounts as determined in accordance with Article VI.

          (b) "ACQUIRING PERSON" means any person or group of Affiliates or Associates who is or becomes the beneficial owner, directly or indirectly, of shares representing 20% or more of the total votes of the outstanding stock entitled to vote at a meeting of shareholders.

          (c) "AFFILIATE" or "ASSOCIATE" shall have the meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          (d) "BASE SALARY" means, with respect to an Employee, the annual cash compensation relating to services performed during any calendar year, whether or not actually paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Salary shall be calculated before reduction for compensation voluntarily or mandatorily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Company and any Subsidiary and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b) pursuant to plans established by the Company; provided however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

          (e) "BASE SALARY DEFERRAL" means the amount of a Participant's Base Salary that the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Account pursuant to Section 4.1.

          (f) "BENEFICIAL OWNER" shall mean a person who shall be deemed to have acquired "beneficial ownership" of, or to "beneficially own," any securities:

               (i) which such person or any of such persons Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such person or any of such person's Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of currently exercisable conversion or exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (b) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of such person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of Company.

          Notwithstanding anything in this definition of "Beneficial Owner" to the contrary, the phrase "then outstanding," when used with reference to a person's beneficial ownership of securities of Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.

          (g) "BENEFICIARY" means the person or entity designated by the Participant to receive benefits which may be payable on or after the Participant's death in accordance with Section 7.4.

          (h)     "BOARD"  means  the  Board  of  Directors  of  the  Company.

          (i) "BONUS COMPENSATION" means the amount awarded to a Participant for a Plan Year under any bonus plan maintained by the Company and/or a Subsidiary which the Committee permits to be deferred under the Plan.

          (j) "BONUS DEFERRAL" means the amount of a Participant's Bonus Compensation that the Participant elects to have withheld on a pre-tax basis from his Bonus Compensation and credited to his Account pursuant to Section 4.1.

          (k) "CHANGE OF CONTROL" shall mean the time when (a) any Acquiring Person, either individually or together with such person's Affiliates or Associates, shall have become the Beneficial Owner, director or indirectly, of more than 20% of the total votes of the outstanding stock of Energizer Holdings, Inc.; (b) individuals who shall qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board; or (c) a majority of the individuals who shall qualify as Continuing Directors shall approve a declaration that a Change of Control has occurred.

          (l) "CODE" means the Internal Revenue Code of 1986, as amended, and all valid regulations thereunder.

          (m) "COMMITTEE" means the Energizer Plans Administrative Committee which administers the Plan in accordance with Article VIII.

          (n) "COMPANY" means Energizer Holdings, Inc. and any successor thereto.

          (o) "CONTINUING DIRECTOR" means any member of the Board, while such person is a member of such Board, who is not an Affiliate or Associate of an Acquiring Person or of any such Acquiring Person's Affiliate or Associate and was a member of such Board prior to the time when such Acquiring Person became an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of such Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any Affiliate or Associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          (p) "DEFERRAL PERIOD" means the period of time for which a Participant elects to defer receipt of Base Salary Deferrals and Bonus Deferrals, credited to such Participant's Account for a Plan Year, and the earnings thereon. A Participant's election of a Deferral Period made with respect to such Base Salary Deferrals and Bonus Deferrals for a Plan Year shall apply to Matching Contributions made by the Company with respect to such Bonus Deferrals for such Plan Year.

          (q) "DEFERRALS" means (i) with respect to a Participant who is an Employee, Base Salary Deferrals and/or Bonus Deferrals, and (ii) with respect to a Participant who is a Director, Director Fee Deferrals.

          (r) "DEFERRED COMPENSATION AGREEMENT" means the written agreement or electronic means by which a Participant elects the amount of Deferrals for a Plan Year, the Deferral Period, the deemed investment and the form of payment for the Deferrals and Matching Contributions, credited to such Participant's Account for a Plan Year, and the earnings thereon. A Participant's election with respect to the investment and form of payment of Salary Deferrals and Bonus Deferrals shall apply to Matching Contributions made by the Company with respect to such Bonus Deferrals for such Plan Year.

          (s) "DIRECTOR" means any member of the Board or the board of directors of a Subsidiary and who is not an officer or Employee of the Company and/or a Subsidiary.

          (t) "DIRECTOR FEE DEFERRALS" means the amount of Director Fees which a Participant elects to have withheld on a pre-tax basis from his Director Fees and credited to his Account pursuant to Section 4.1.

          (u) "DIRECTOR FEES" means the amount of cash paid to a Director, including but not limited to board of director fees, committee fees, annual retainer director fees and such other amounts paid to a Director, for services as a Director of the Company or a Subsidiary.

          (v) "DISABILITY" means such physical or mental illness that prevents the Participant from performing his regular duties for the Company and/or Subsidiary, as determined by the Committee.

          (w)     "EFFECTIVE  DATE"  means  April  1,  2000.

          (x) "EMPLOYEE" means any common-law employee of the Company or a Subsidiary.

          (y) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (z) "MARKET VALUE" means the average of the closing stock price of the Stock as reported by the New York Stock Exchange - Composite Transactions during the ten (10) trading days immediately preceding the date in question, or, if the Stock is not quoted on such composite tape or if such Stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Stock is listed, or if the Stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of the Stock during the ten (10) days immediately preceding the date in question on the NASDAQ Stock Market National Market System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of the Stock as determined by a majority of the Continuing Directors in good faith.

          (aa) "MATCHING CONTRIBUTION" means the amount of the contribution made by the Company and/or a Subsidiary on behalf of a Participant who elects to make Bonus Deferrals to the Plan for a Plan Year, subject to the provisions of
Section  4.4.

          (bb) "PARTICIPANT" means each Employee who has been selected for participation in the Plan and each Director who has become a Participant pursuant to Article III.

          (cc)     "PLAN"  means  the  ENERGIZER  HOLDINGS,  INC.  DEFERRED
COMPENSATION  PLAN,  as  amended  from  time  to  time.

          (dd) "RALSTON PLAN" means the Ralston Purina Company Deferred Compensation Plan for Key Employees.

          (ee) "RALSTON PLAN ACCOUNT" means the amounts credited on behalf of a Participant under the Ralston Plan as of March 31, 2000 (including amounts attributable to services performed on or before March 31, 3000 and not paid until after such date but that are subject to a deferral election pursuant to the Ralston Plan).

          (ff) "RETIREMENT" means (i) with respect to a Participant who is an Employee, the date such Participant is entitled to a benefit (whether or not such benefit has commenced) under the terms of the Energizer Holdings, Inc. Retirement Plan, and (ii) with respect to a Participant who is a Director, the date such Director resigns or is removed as a Director of the Company and Subsidiaries following attainment of age 70.

          (gg) "PLAN YEAR" means the twelve-consecutive month period commencing January 1 of each year and ending on December 31, except that the first Plan Year shall be the period beginning on April 1, 2000 and ending on December 31, 2000.

          (hh) "STOCK" means shares of the Company's common stock, par value $.01 per share, which consists of shares of a class of common stock designated as Energizer Common Stock ("ENR Stock") or any such other security outstanding upon the reclassification or redesignation of the Company's ENR Stock or any other outstanding class or series of common stock of the Company, including, without limitation, any stock split-up, stock dividend, creation of tracking stock, or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate, or any other transaction, whether or not with or into or otherwise involving an Acquiring Person.

          (ii) "STOCK UNIT" means a stock unit that is equivalent to one share of Stock.

          (jj) "SUBSIDIARY" means any trade or business under common control with the Company as defined in Code Section 1563(a)(1).

          (kk) "TERMINATION FOR CAUSE" means a Participant's termination of employment with the Company and its Subsidiaries because the Participant willfully engaged in gross misconduct; provided, however, that a "Termination for Cause" shall not include a termination attributable to: (i) poor work performance, bad judgment or negligence on the part of the Participant; or (ii) an act or omission reasonable believed by the Participant in good faith to have been in or not opposed to the best interests of his employer and reasonably believed by the Participant to be lawful.

          (ll) "TRUST" means the fund, if any, established in consequence of and for the purpose of the Plan, to be held in trust by the Trustee, from which Trust benefits under the Plan may be paid.

          (mm) "TRUST AGREEMENT" means the Trust under the Energizer Holdings, Inc. Deferred Compensation Plan made and entered into by the Company with the Trustee pursuant to the Plan, as said Trust Agreement may be amended from time to time.

          (nn) "TRUSTEE" means any person, persons or corporation designated by the Company from time to time to hold, invest and disburse, in accordance with the Plan and Trust Agreement, the assets of the Plan.

          (oo) "VALUATION DATE" means the last business day of each calendar quarter, unless changed by the Committee, and each special valuation date designated by the Committee.

2.2     NUMBER  AND  GENDER.

          Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

2.3     HEADINGS.

          The headings of Articles and Sections herein are included solely for convenience and do not bear on the interpretation of the text. If there is any conflict between such headings and the text of the Plan, the text shall control. As used in the Plan, the terms "Article", "Section" and "Appendix" mean the text that accompanies the specified Article, Section or Appendix of the Plan.

                                   ARTICLE III

                          PARTICIPATION AND ELIGIBILITY


3.1     ELIGIBILITY.

     (a)     Employees  -  The  Committee  shall  select  who  is  eligible  to
             ---------
participate in the Plan from among the management and highly compensated Employees of the Company and its Subsidiaries who are subject to the income tax laws of the United States. In making its selections hereunder, the Committee shall take into consideration the nature of the services rendered or to be rendered to the Company and its Subsidiaries by an Employee, his present and potential contribution to the success of the Company and its Subsidiaries, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. The Committee shall notify each Participant of his selection as a Participant.

     (b)     Directors  -  A  Director  is  eligible to participate in the Plan.
             ---------

3.2     PARTICIPATION.

          An Employee or Director shall become a Participant effective as of the date the Committee determines, which date shall be on or after the date his Deferred Compensation Agreement becomes effective. Subject to the provisions of
Section 3.3, a Participant shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan.

3.3     DURATION  OF  PARTICIPATION.

     (a)     Employee  -  A  Participant  who is an Employee shall cease to be a
             --------
Participant as of the date on which his or her employment with the Company and all Subsidiaries terminates or is deemed terminated by the Company, the date the Committee terminates such Participant's participation in the Plan or the date on which the Plan terminates, whichever date is earliest.

          If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with the provisions of Section 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership changes, (ii) prevent the Participant from making future deferral elections, and/or (iii) immediately distribute the Participant's Account in which he is vested and terminate the Participant's participation in the Plan.

     (b)     Director  -  A  Participant  who  is a Director shall cease to be a
             --------
Participant as of the date on which he ceases to be a Director, the date the Committee terminates such Participant's participation in the Plan or the date on which the Plan terminates, whichever date is earliest.

                                   ARTICLE IV

                       DEFERRAL AND MATCHING CONTRIBUTIONS


4.1     DEFERRALS  BY  PARTICIPANTS.

     (a)     Deferred  Elections  by Participants - Before the first day of each
             ------------------------------------
Plan Year (or the remaining portion thereof for an Employee or Director who commences participation in the Plan other than on the first day of a Plan Year), a Participant may file with the Committee a Deferred Compensation Agreement pursuant to which such Participant elects to make Deferrals for such Plan Year. Any such Participant election shall be subject to any maximum or minimum percentage or dollar amount limitations and to any other rules prescribed by the Committee in its sole discretion.

     (b)     Crediting  of  Deferral  Amounts  -  Base  Salary Deferrals will be
             --------------------------------
credited to the Account of each Participant as of the last day of each calendar month, provided that such Participant is an Employee on the last day of such calendar month. A Participant whose employment terminates with the Company and all Subsidiaries during the calendar month shall be paid in cash the amount of his Base Salary Deferrals for such month. Bonus Deferrals will be credited to the Account of each Participant as soon as administratively feasible after such Bonus Compensation otherwise would have been paid to the Participant in cash, provided that the Participant is an Employee as of such date. A Participant whose employment terminates with the Company and all Subsidiaries before his Bonus Compensation would have been paid to him in cash will be paid his Bonus Deferral in cash. Director Fee Deferrals will be credited to the Account of each Participant as soon as administratively feasible after such Director Fees otherwise would have been paid to the Participant in cash, provided that the Participant is a Director as of such date. A Participant whose relationship as a Director terminates before his Director Fees would have been paid to him in cash will be paid his Director Fee Deferrals in cash.

4.2     EFFECTIVE  DATE  OF  DEFERRED  COMPENSATION  AGREEMENT.

          A Participant's initial Deferred Compensation Agreement shall be effective as of the date the Participant commences participation in the Plan. Each subsequent Deferred Compensation Agreement shall become effective on the first day of the Plan Year to which it relates. If a Participant fails to complete a Deferred Compensation Agreement on or before the date the Participant commences participation in the Plan or the first day of any Plan Year, the Participant shall be deemed to have elected not to make Deferrals for such Plan Year (or remaining portion thereof if the Participant enters the Plan other than on the first day of a Plan Year).

4.3     MODIFICATION  OR  REVOCATION  OF  ELECTION  OF  PARTICIPANT.

          A Participant may not discontinue or change the amount of his Deferrals during a Plan Year. Under no circumstances may a Participant's
Deferred  Compensation  Agreement  be  made,  modified or revoked retroactively.

4.4     MATCHING  CONTRIBUTIONS.

          For each Plan Year, the Company and/or its Subsidiaries shall make a Matching Contribution with respect to a Participant's Bonus Deferrals and Director Fee Deferrals for such Plan Year that are invested in the Stock Unit fund pursuant to Section 6.3; provided however, that such Bonus Deferrals by Employees for such Plan Year must be invested in the Stock Unit fund as provided in Section 6.3 for a period of not less than twelve (12) months beginning on the date such Bonus Deferrals and Director Fee Deferrals are credited to such Participant's Account in order to receive such Matching Contribution and that Director Fee Deferrals must be invested in the Stock Unit fund as provided in
Section 6.3 for a period of not less than twelve (12) months beginning on the first day of the calendar year in which they are earned. The amount, if any, of such Matching Contribution for each Plan Year shall be determined by the Company in its sole discretion.

4.5     MANDATED  DEFERRALS.

          If the Committee mandates the deferral of any compensation in order to preserve the deductibility of such compensation when paid, under Code Section 162(m), such amounts shall remain deferred until such time as the Committee directs. The Participant shall be entitled to elect the hypothetical investment of such amounts in accordance with Section 7.3. Such mandated deferrals shall not be entitled to a Matching Contribution and shall be paid in a lump sum as soon as practicable after they become deductible by the Company or its Subsidiaries as determined by the Committee.

                                    ARTICLE V

                                     VESTING


5.1     VESTING  IN  BASE  SALARY  DEFERRALS,  BONUS  DEFERRALS,  DIRECTOR  FEE
DEFERRALS
     AND  RALSTON  PLAN  ACCOUNT.

          A Participant shall always be 100% vested in the amounts credited to his Account attributable to his Base Salary Deferrals, Bonus Deferrals and Director Fee Deferrals, including earnings thereon. A Participant shall also be 100% vested in his Ralston Plan Account.

5.2     VESTING  IN  MATCHING  CONTRIBUTIONS.

     (a)     Employees  -  A  Participant  who  is an Employee shall become 100%
             ---------
vested in the Matching Contributions and earnings thereon, credited/debited to his Account for a Plan Year, upon the expiration of thirty-six (36) months beginning on the first day of the first full month following the date such Matching Contributions are credited to his Account; provided, however, that in the event such Participant's employment is terminated with the Company and all Subsidiaries for any reason other than Retirement, death, Disability, involuntary termination (other than Termination for Cause) or upon a Change of Control, the Matching Contributions and earnings thereon in which such Participant is vested shall be determined as of the date of such termination of employment.

          Notwithstanding the foregoing, a Participant who is an Employee shall, become 100% vested in the Matching Contributions and earnings thereon, credited/debited to his Account upon the Participant's Retirement, death, Disability, involuntary termination (other than Termination for Cause) or upon a Change of Control.

     (b)     Directors  -  A Participant who is a Director, shall always be 100%
             ---------
vested in the Matching Contributions and earnings thereon in the amounts credited/debited to his Account.

5.3     DEFERRAL  PERIODS.

     (a)     Employees  -  A  Participant who is an Employee must specify on the
             ---------
Deferred Compensation Agreement, the Deferral Period for the Deferrals for the Plan Year to which the Deferred Compensation Agreement relates, and earnings thereon, subject to certain rules as prescribed by the Committee from time to time. A Participant shall elect one of the Deferral Period options as follows:
(1) a Deferral Period of at least three (3) years pursuant to which a distribution is made in January of the fourth (or later) Plan Year following the Plan Year for which the election of Base Salary Deferrals, and Bonus Deferrals and Matching Contributions thereon, were made, and (2) termination of employment with the Company and all Subsidiaries for any reason.

     (b)     Directors  -  A  Participant  who  is  a  Director  may not elect a
             ---------
Deferral  Period  with  respect  to  Director  Fee  Deferrals.  Payment  of such
Director  Fee  Deferrals  shall  be  made  in  accordance with the provisions of
Section  7.1.

                                   ARTICLE VI

                                    ACCOUNTS


6.1     ESTABLISHMENT  OF  BOOKKEEPING  ACCOUNTS.

          A separate bookkeeping account shall be maintained for each Participant. Such account shall be credited with the Deferrals made by the Participant pursuant to Section 4.1, the Matching Contributions made by the Company or a Subsidiary pursuant to Section 4.4, and amounts credited to his Ralston Plan Account and credited (or charged, as the case may be) with the hypothetical investment results pursuant to Section 6.3.

6.2     SUBACCOUNTS.

          Within each Participant's bookkeeping account, separate subaccounts may be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different Deferral Periods, methods of payment or investment directions with respect to his Deferrals for different Plan Years.

6.3     INVESTMENT  OF  ACCOUNTS.

          A Participant shall elect to invest the amounts credited to his Account in such measurement funds as are selected by the Energizer Plans Investment Committee in its sole discretion, including but not limited to the Stock Unit measurement fund. The Energizer Plans Investment Committee may change or eliminate such measurement funds from time to time. The investment of such funds shall be made in accordance with such rules and procedures established by the Committee.

          A Participant's Account shall consist of a cash subaccount and a stock subaccount. Amounts credited to the cash subaccount shall be invested in investments other than Stock Units. Amounts credited to the stock subaccount shall be maintained as Stock Units. A Participant shall elect on his Deferred Compensation Agreement the portion of his Deferrals for a Plan Year that will be credited to a cash subaccount and to the stock subaccount. The balance of a Participant's Account as of any date is the aggregate of the cash subaccount and the stock subaccount as of such date. The balance of each cash subaccount shall be expressed in United States dollars. The balance of each stock subaccount shall be expressed in the numbers of shares of Stock deemed credited to such subaccount, with fractional shares of Stock calculated to three decimal places. The number of Stock Units credited to the stock subaccount as of any date shall be equal to the quotient of the amount credited to the stock subaccount divided by the Market Value on such date. Upon the occurrence of any stock split-up dividend, issuance of any tracking stock, combination or reclassification with respect to any outstanding series or class of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, the number of Stock Units in each stock subaccount shall, to the extent appropriate, be adjusted accordingly.

          Matching Contributions must be invested in the Stock Unit fund for a period of not less than thirty-six (36) months beginning on the date such Matching Contributions are credited to a Participant's Account.

          As of each Valuation Date, a Participant's Account shall be adjusted with earnings and losses to reflect the investment elections made by the Participant.

6.4     HYPOTHETICAL  NATURE  OF  ACCOUNTS.

          The Account established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that earnings and losses on the Base Salary Deferrals, Bonus Contributions and Matching Contributions made to the Plan can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company and/or any Subsidiary, the Board, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and/or any Subsidiary and a Participant or any other person.

                                   ARTICLE VII

                               PAYMENT OF ACCOUNT


7.1     TIMING  OF  DISTRIBUTION  OF  BENEFITS.

     (a)     Employees  -  With  respect  to  a  Participant who is an Employee,
             ---------
distribution of the Participant's Account attributable to Base Salary Deferrals, Bonus Deferrals and Matching Contributions in which such Participant is vested, shall be made as soon as practicable following the date the Deferral Period for such Deferrals ends; provided, however, that in the event such Participant's employment is terminated with the Company and all Subsidiaries for any reason prior to the end of the Deferral Period for such Deferrals, the total amount of the Participant's Base Salary Deferrals, Bonus Deferrals, Matching Contributions and Ralston Plan Account, and earnings thereon in which such Participant is vested shall be distributed to such Participant as soon as practicable following such termination of employment notwithstanding the Deferral Period elected by such Participant with respect to such Deferrals.

     (b)     Directors  -  With  respect  to  a  Participant  who is a Director,
             ---------
distribution  of  the  Participant's  Account shall be made not later than sixty
(60) days following the date the Participant's relationship as a Director terminates.


7.2     ADJUSTMENT  FOR  INVESTMENT  GAINS  AND  LOSSES  UPON  A  DISTRIBUTION.

          Upon a distribution pursuant to this Article VII, the balance of a Participant's Account shall be determined as of the Valuation Date immediately preceding the date of the distribution to be made and shall be adjusted for investment gains and losses which have accrued to the date of distribution but which have not been credited to his Account.

7.3     FORM  OF  PAYMENT  OR  PAYMENTS.

          Deferrals and Matching Contributions, made to the Plan for a Plan Year and earnings thereon, shall be distributed to the Participant in accordance with the form of payment specified as follows:

          (a)     Lump  Sum  Payment-A  Participant  who is an Employee shall be
                  ------------------
paid his benefit in the form of a lump sum payment if the vested amount to be distributed to such Participant, determined as of the date such amount is to be distributed, is less than $50,000. A Participant who is a Director shall receive payment of his Account in a lump sum payment.

          (b)     Annual  Installment  Payment-A  Participant who is an Employee
                  ----------------------------
may elect, in his Deferred Compensation Agreement, to be paid his benefit in a series of annual installment payments provided that the vested amount of the total installment payments to be distributed to such Participant, determined as of the date such amount is to be distributed, is equal to or greater than $50,000. If a Participant does not elect payment in the form of installment payments or if the vested amount of the total installment payments to be distributed to such Participant determined as of the date such amount is to commence to be distributed is less than $50,000 at the time such payment is to be made, his benefit shall be paid in the form of a lump sum payment. If a benefit is to paid in a series of annual installment payments, the annual installment payments may be made for a period equal to five (5) or ten (10) years. Annual installments shall commence within 60 days of termination of employment with the Company and all Subsidiaries provided that the vested amount of the total installment payments to be distributed to such Participant determined as of the date such amount is to commence to be distributed is equal to or greater than $50,000. Subsequent annual installment payments shall be paid as soon as administratively feasible after January l of each year. The amount of each annual installment payment shall be calculated by multiplying the total amount to be distributed to such Participant by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual installment payments to be made to the Participant.

7.4     DEATH  BENEFITS

     (a)     Employees  -  In  the event of the death of a Participant who is an
             ---------
Employee prior to attainment of age fifty (50) years, the total amount credited to the Participant's Account shall be paid in a lump sum to the Beneficiary. If a Participant who is an Employee dies on or after attainment of age fifty (50) years, the total amount credited to the Participant's Account shall be paid to the Participant's Beneficiary in accordance with the applicable form of distribution elected by the Participant. If no Beneficiary is designated, then benefits shall be paid in a lump sum to the Participant's estate or as provided by law. Distribution shall be made (and, in the case of installment payments, shall commence) no later than sixty (60) days following the Participant's death.

     (b)     Directors  -  In  the  event of the death of a Participant who is a
             ---------
Director, the amount credited to the Participant's Account shall be paid in a lump sum not later than sixty (60) days following the date of such Participant's death.

7.5     DESIGNATION  OF  BENEFICIARIES.

          A Participant may designate the Beneficiary or Beneficiaries to whom his benefit under the Plan shall be paid if he dies before he receives complete payment of such benefit. A Beneficiary designation (i) must be made on a beneficiary designation form provided by the Committee, (ii) shall be effective on the date such designation form is actually received by the Committee, and
(iii) shall revoke all prior designations made by the Participant. A Beneficiary designation form received by the Committee after the date of the Participant's death shall be null and void. If a Participant has not designated a Beneficiary, if no designated Beneficiary survives the Participant or if the Beneficiary designation is legally invalid for any reason, then, the Participant's Beneficiary shall be the Participant's executor or administrator, or his heirs at law if there is no administration of such Participant's estate.

7.6     UNCLAIMED  BENEFITS.

          In the case of a benefit payable on behalf of such Participant, if the Committee is unable to locate the Participant or Beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

7.7     WITHDRAWAL.

          A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his Account in accordance with such rules and procedures prescribed by the Committee. No partial withdrawals of a Participant's Account may be made. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the withdrawal amount within 60 days of his or her election. The Committee may impose suspensions of future deferrals or other penalties as a condition to such withdrawals. The payment of this Withdrawal Amount shall not be subject to the deduction limitation under Code Section 162(m).

                                  ARTICLE VIII

                                 ADMINISTRATION

          The Plan shall be administered by the Committee. The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have the duty and power to interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. The decisions of the Committee, including but not limited to interpretations and determinations of amounts due under the Plan, shall be final and binding on all parties. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct. The Committee may delegate its administrative responsibilities to any Employee of the Company provided such designation is in writing.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

          The power to amend, modify or terminate the Plan in whole or in part and at any time is reserved to the Committee. Notwithstanding the foregoing, no amendment or modification which would reasonably be considered to be adverse to a Participant or Beneficiary may apply to or affect the terms of any deferral of compensation that was approved prior to the effective date of such amendment or modification without the consent of the Participant or Beneficiary affected thereby.

          The Board reserves the right to terminate the Plan in whole or in part, but such termination shall not affect the Deferred Compensation Agreements then in effect, except that no additional amounts may be deferred by Participants to the Plan after the date of termination of the Plan.

          Upon termination of the Plan, all benefits shall be paid at such time and in such manner as provided in Article VII.

                                    ARTICLE X

                               GENERAL PROVISIONS


10.1     NON-ALIENATION  OF  BENEFITS.

          No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or change any right or benefit under this Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or Beneficiary becomes bankrupt, or attempts to anticipate, alienate, sell, assign, pledge, encumber, or change any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Committee may deem proper.

10.2     CONTRACTUAL  RIGHT  TO  BENEFITS  FUNDING.

          The Plan creates and vests in each Participant a contractual right to the benefits to which he is entitled hereunder, enforceable by the Participant against the Company. The benefits to which a Participant is entitled under the Plan shall be paid from the general assets of the Company or from the Trust that may be established or maintained to provide such benefits.

          If a Trust is established and maintained, amounts deposited with the Trustee shall be held and disposed of in accordance with the terms of the Trust Agreement and payments made under the terms of the Trust Agreement shall be in satisfaction of claims against the Company under the Plan. Nothing in the Plan or Trust Agreement shall relieve the Company of its liabilities to pay amounts under the Plan except to the extent that such liabilities are met from the use of the assets held in Trust.

10.3     INDEMNIFICATION  AND  EXCULPATION.

          The members of the Committee and their agents, and the officers, directors and employees of the Company and any Subsidiary shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

10.4     NO  EMPLOYMENT  AGREEMENT.

          The Plan is not a contract of employment, and participation in the Plan shall not confer on any Employee the right to be retained in the employ of the Company and/or any Subsidiary.

10.5     CLAIMS  FOR  BENEFITS.

          A Participant or Beneficiary may claim any benefit to which he or she is entitled under this Plan by a written notice to the Committee. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

          (a)     The  specific  reason  for  the  denial.

          (b) Specific reference to the Plan provision on which the denial is based.

          (c) Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary.

          (d)     An  explanation  of  the  Plan's  claims  review  procedure.

          The claimant will have sixty (60) days to request a review of the denial by the Committee, which will provide a full and fair review. The request for review must be in writing delivered to the Committee. The claimant may review pertinent documents, and he may submit issues and comments in writing. The decision by the Committee with respect to the review must be given within sixty (60) days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond one hundred and twenty (120) days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

10.6     SUCCESSOR  TO  COMPANY.

          The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform. Accordingly, this Plan and the related Deferred Compensation Agreements shall be binding upon, and the term "Company" shall include any successor or assignee to the business or assets of the Company.

10.7     SEVERABILITY.

          In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

10.8     TRANSFER  AMONG  AFFILIATES.

          In the event the employment of a Participant is transferred from the Company to any corporation or other entity that is an affiliate of the Company and that adopts this Plan, or is transferred from one such affiliate to another, the benefits attributable to compensation deferred with respect to each such entity shall be credited to a separate bookkeeping account. Each such corporation shall pay the benefit that is reflected in the Participant accounts established with respect to such corporation. The Company hereby guarantees payment of the total benefit, regardless of which entity is primarily liable for payment of any portion of such benefit.

10.9     ENTIRE  PLAN.

          This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

10.10     PAYEE  NOT  COMPETENT.

          In the event that the Committee shall find that the Participant is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

10.11     TAX  WITHHOLDING.

          The Company shall withhold from amounts due under this Plan, the amount necessary to enable the Company to remit to the appropriate government entity or entities on behalf of the Participant as may be required by the federal income tax withholding provisions of the Code, by an applicable state's income tax, or by an applicable city, county or municipality's earnings or income tax act. The Company shall withhold from the payroll of, or collect from, a Participant the amount necessary to remit on behalf of the Participant any FICA taxes which may be required with respect to amounts accrued by a Participant hereunder, as determined by the Company.

10.12     GOVERNING  LAW.

          To the extent not superceded by the laws of the United States, this Plan shall be construed and governed in accordance with the laws of the state of Missouri.


          IN WITNESS WHEREOF, the Company has caused this Plan to be properly executed on the ______ day of _____________________, 2000.


     ENERGIZER  HOLDINGS,  INC.


     BY:

     ITS: